As filed with the Securities and Exchange Commission on February 29, 2012	Registration No. 333-136502

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	13-3139732
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 Powell Place, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Tractor Supply Company 2006 Stock Incentive Plan
(Full title of the plan)

Anthony F. Crudele
Executive Vice President – Chief Financial Officer and Treasurer
Tractor Supply Company
200 Powell Place
Brentwood, Tennessee 37027
(615) 440-4000
(Name, Address, and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated file,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by Tractor Supply Company (the “Company”) solely to include as an exhibit the consent of its independent registered public accounting firm to the incorporation by reference of its reports on the financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 25, 2010. The consent was inadvertently omitted from such Form 10-K. Other than the addition of the consent as an exhibit to this Post-Effective Amendment No. 1, there is no change to any information contained in the original Registration Statement on Form S-8 (File No. 333-136502) filed with the Securities and Exchange Commission on August 11, 2006.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brentwood, State of Tennessee, on February 29, 2012.

Tractor Supply Company

By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Anthony F. Crudele Anthony F. Crudele	Executive Vice President – Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 29, 2012
/s/ James F. Wright James F. Wright	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2012
* Johnston C. Adams	Director	February 29, 2012
* William Bass	Director	February 29, 2012
* Peter Bewley	Director	February 29, 2012
* Jack C. Bingleman	Director	February 29, 2012
* Richard W. Frost	Director	February 29, 2012
* Cynthia T. Jamison	Director	February 29, 2012
* George MacKenzie	Director	February 29, 2012
* Edna K. Morris	Director	February 29, 2012

* By:	/s/ Benjamin F. Parrish, Jr.
Benjamin F. Parrish, Jr., Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP
24.1	Power of Attorney